EXHIBIT 99.1

                                CERTIFICATION OF
                             CHIEF EXECUTIVE OFFICER
                     OF POLLUTION RESEARCH AND CONTROL CORP.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly annual report on Form 10-QSB (the "Form 10-QSB") for the quarter ended September 30, 2002, of Pollution Research and Control Corp. (the "Issuer").

I, Jacques Tizabi, the Chief Executive Officer of the Issuer certify that to the best of my knowledge:

(i) the Form 10-QSB fully  complies  with the  requirements  of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii) the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: November 12, 2002.





/S/ JACQUES TIZABI
----------------------------
Name: Jacques Tizabi